Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Graham Corporation

20 Florence Avenue

Batavia, NY 14020

We consent to the incorporation by reference in the Registration Statement (No.333-169015) on Form S-8 of our report dated June 9, 2014, appearing in this Annual Report on Form 11-K of the Graham Corporation Employee Stock Purchase Plan for the year ended March 31, 2014.

/s/ EFP ROTENBERG, LLP
EFP Rotenberg, LLP
Rochester, New York
June 26, 2015